SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 17, 2008
(Date of Earliest Event Reported)

American Dairy, Inc.
(Exact Name of Registrant as Specified in its Charter)

Utah (State or other jurisdiction of incorporation)	000-27351 (Commission File Number)	87-0445575 (I.R.S. Employer Identification No.)

2275 Huntington Drive #278
San Marino, CA 91108
(Address of principal executive offices)

(626) 757-8885
(Registrant's telephone number, including area code)

N/A
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information.

As previously reported, American Dairy, Inc. (the “Company”) dismissed Murrell, Hall, McIntosh & Co. PLLP as the Company’s independent registered public accountants in December of 2007. In January of 2008, the Company engaged Grant Thornton, the Hong Kong member firm of Grant Thornton International (“Grant Thornton”), as its new independent registered public accountants. Grant Thornton is conducting an audit of the Company’s financial statements for the 2007 fiscal year and certain prior years (the “Audits”).

Due to the foregoing, the Company will not be filing its Annual Report on Form 10-K for the 2007 fiscal year within the time periods prescribed by the applicable rules and regulations of the U.S. Securities & Exchange Commission. The Company is working with Grant Thornton to ensure that the 10-K is filed as soon as possible following completion of the Audits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2008	American Dairy, Inc., a Utah corporation

	By:	/s/ Liu Hua
Liu Hua, CFO, Secretary and Treasurer